Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the comprehensive Annual Report on Form 10-K of AAC Holdings, Inc. (the “Company”) for the fiscal years ended December 31, 2018, 2017, and 2016 and the quarterly periods ended September 30, 2018 and 2017,  June 30, 2018 and 2017, and March 31, 2018 and 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael T. Cartwright, in my capacity as the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 12, 2019

/s/ Michael T. Cartwright

Michael T. Cartwright

Chief Executive Officer

*

A signed original of this written statement required by Section 906 has been provided to AAC Holdings, Inc. and will be retained by AAC Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.